                                                                         9/15/95

                                    SUBLEASE



     This instrument is a Sublease between Interleaf, Inc., a Massachusetts corporation (the "Sublessor"), and Parametric Technology Corporation., a Massachusetts corporation (the "Sublessee").

     The parties to this Sublease hereby agree as follows:


                                    ARTICLE I

                      SUMMARY OF BASIC SUBLEASE PROVISIONS

1.1  BASIC DATA

ALL CAPITALIZED TERMS USED HEREIN SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE PRIME LEASE (hereinafter defined) UNLESS OTHERWISE DEFINED HEREIN.

Date of this Sublease:     September 15, 1995

Sublessor:                 Interleaf, Inc.

Present Mailing Address    Nine Hillside Avenue
of Sublessor:              Waltham, Massachusetts 02154

Sublessee:                 Parametric Technology Corporation.

Present Mailing Address    128 Technology Drive
of Sublessee:              Waltham, Massachusetts 02154

Premises:                  Approximately 76,310 rentable square feet of space
                           located in the building known as and numbered
                           Prospect Place, 9 Hillside Avenue, Waltham,
                           Massachusetts (the "Building"). The Premises demised under this Sublease comprise the sixth, fifth and second floors leased to Sublessor by Prime Lessor under the Prime Lease (as defined below) as set forth in Exhibit A.

Permitted Uses:            Office, sales, marketing, training, software
                           development and creation, general office use and ancillary uses related thereto, all to the extent permitted by applicable law, and no other use that is inconsistent with Section 7 of the Prime Lease.

                                                                         9/15/95


Commencement Date:             Rentable                Access        Rent
                                Square              Commencement Commencement
                                 Feet     Location      Date         Dates
                                 ----     --------      ----         -----

                              28,430 RSF  6th Floor   10/23/95     12/01/95
                              19,450 RSF  2nd Floor   11/15/95     01/01/96
                              28,430 RSF  5th Floor   04/01/96     05/15/96

Sublease Term or Term(s):     Beginning on the respective Access Commencement
                              Date(s) and all expiring on December 31, 2000.

Annual Fixed Rent:            $24.00 per sq. Foot.



                               Rentable
                                Square                 Annual
                                 Feet     Location      Rent
                                 ----     --------      ----
                              28,430 RSF  6th Floor   $682,320
                              19,450 RSF  2nd Floor   $466,800
                              28,430 RSF  5th Floor   $682,320




Additional Charges:           Sublessee's share of electricity as set forth in
                              Section 6.3, estimated to be approximately $1.25 per square foot.

Security Deposit:             None

Parking Spaces:               Sublessee shall be entitled to use its prorata
                              share of Sublessor's 420 parking spaces, of which 396 are covered under the Building. Upon occupation of the Premises by the Sublessee, Sublessee shall be entitled to use 225 spaces, of which 212 shall be covered.

Prime Lease:                  That certain lease, dated as of March 30, 1990, as
                              subsequently amended, between Prime Lessor, as Landlord, and Sublessor, as Tenant.

Prime Lessor:                 Prospect Hill Executive Office Park, a
                              Massachusetts limited partnership.


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                                                                         9/15/95


1.2  ENUMERATION OF EXHIBITS

     The following exhibits are attached to this Sublease and incorporated herein:

      EXHIBIT A:  PLAN OF PREMISES
      EXHIBIT B:  PRIME LEASE
      EXHIBIT C:  SUBORDINATION, NONDISTURBANCE AND ATTORNMENT
                  AGREEMENT
      EXHIBIT D:  SUBLESSOR SYSTEMS


                                   ARTICLE II

                                    PREMISES

2.1  SUBLEASE OF PREMISES

     Sublessor hereby subleases to Sublessee, and Sublessee hereby accepts and subleases from Sublessor, upon and subject to the terms and provisions of the Prime Lease and this Sublease, the Premises.

2.2  PRIME LEASE

2.2.1 Sublessor hereby represents and warrants that: (a) Sublessor is Tenant under the Prime Lease; (b) the Prime Lease is in full force and effect, Sublessor has submitted to Sublessee a true and complete copy of the Prime Lease, inclusive of all amendments, riders, exhibits and related agreements; the Prime Lease is the entire agreement between Sublessor and Prime Lessor (or any other party) relating to the use and occupancy of the Premises and there are no side letters of understanding, oral or written, of any sort that modify, amend, alter, supplement or change the terms of the Prime Lease; (c) Sublessor has not received any notice of default that has not been cured under the Prime Lease from Prime Lessor; and (d) Sublessor is not insolvent and is able to pay its debts and other obligations as they come due; it has not declared bankruptcy or filed a petition to take advantage of any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts and it has no present intention of doing so; no such proceeding has been commenced against Sublessor seeking such relief and Sublessor has no knowledge that any such proceeding is threatened. Sublessee warrants and acknowledges that it has reviewed the Prime Lease and is satisfied with the arrangements therein reflected.

2.2.2 The Prime Lease is by this reference incorporated into and made a part hereof, except that all references in the Prime Lease to "Landlord", "Tenant", "Lease" and "Premises", respectively, shall be deemed to refer to Sublessor, Sublessee, this Sublease and the Premises subleased hereunder, respectively, EXCEPT THAT all references in the following sections and/or provisions of the Prime Lease are expressly EXCLUDED from this Sublease (i.e., they shall NOT be deemed to be incorporated in this Sublease) to the extent described below, either because they are inapplicable or because they are superseded by specific provisions hereof:


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                                                                         9/15/95


               (a)  Section 1  (Definitions and Exhibits)
               (b)  Section 3  (Term of Lease, Landlord's Construction)
               (c)  Section 4  (Minimum Annual Rent; Security Deposit)
               (d) Section 5 [EXCEPT THAT the provisions of Section 5 shall be deemed applicable to this Sublease solely for the purposes of calculating the amount of Taxes payable by Sublessee under Section 6.1 of this Sublease using Fiscal Year 1995 as the base year]
               (e) Section 6 [EXCEPT THAT the provisions of Section 6 shall be deemed applicable to this Sublease solely for the purposes of calculating the amount of Additional Charges payable by Sublessee under Section 6.2 of this Sublease using Calendar Year 1994 as the base year]
               (f)  Section 21  (Notice of Lease)
               (g)  Section 23  (Brokerage)
               (h)  Section 30 (Sign for Building)
               (i)  Section 32  (Extension Options)
               (j)  Section 33  (Allowances)
               (k)  Section 34  (Additional Improvements)

2.2.3 This Sublease shall be subject and subordinate to the Prime Lease and to the matters to which the Prime Lease is or shall be subject or subordinate, and that in the event of termination of the Prime Lease or reentry or dispossession of Sublessor by Prime Lessor under the Prime Lease, Prime Lessor may, at its option, take over all of the right, title and interest of Sublessor, as sublessor under this Sublease, and Sublessee shall, at Prime Lessor's option, attorn to Prime Lessor pursuant to the then executory provisions of this Sublease, except that neither Prime Lessor nor any mortgagee of the Premises, as holder of a mortgage or as Prime Lessor under the Prime Lease (if such mortgagee succeeds to that position), shall (a) be liable for any act or omission of Sublessor under such Sublease, (b) be subject to any credit, counterclaim, offset or defense which theretofore accrued to Sublessee against Sublessor, or
(c) be bound by any previous modification of such Sublease or by any previous prepayment of more than one (1) month's rent, (d) be bound by any covenant of Sublessor to undertake or complete any construction of the Premises or any portion thereof, (e) be required to account for any security deposit of Sublessee other than any security deposit actually delivered to Prime Lessor by Sublessor, (f) be bound by any obligation to make any payment to such Sublessee or to grant any credits, (g) be responsible for any monies owing by Sublessor to the credit of Sublessee, or (h) be required to remove any person occupying the Premises or any part thereof; and Sublessee shall, at the request of Prime Lessor, execute a suitable instrument in confirmation of such agreement to attorn.

2.2.4 Sublessee shall neither do, nor permit to be done, anything that would increase Sublessor's obligations to Prime Lessor under the Prime Lease (unless Sublessee shall indemnify Sublessor from such increased obligation) or that would cause the Prime Lease to be terminated or forfeited.

2.2.5 Sublessor shall copy Sublessee, its designees, successors and assigns on any notice of default, termination or any occurrence otherwise affecting the existence or validity of the Sublease, given by Sublessor or Prime Lessor to the other. Sublessor covenants that upon Sublessee's payment of the rent and additional rent and observance and performance of all the terms, covenants


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                                                                         9/15/95

and conditions of this Sublease on its part to be observed and performed, Sublessee may, at all times during the term hereof, peaceably and quietly enjoy the Subleased Premises, subject, nevertheless, to the terms and conditions of the Prime Lease and this Sublease. Sublessor further covenants that it will perform and observe all of the terms, covenants and conditions of the Prime Lease on its part to be observed and performed and which are not to be observed and performed by Sublessee under this Sublease. Sublessor agrees to pay all rents and not terminate or modify the Prime Lease or take any action which would diminish Sublessee's rights or increase Sublessee's obligations under this Sublease during the Sublease Term(s).

2.3  APPURTENANT RIGHTS/SIGNAGE

2.3.1 Sublessee shall have, as appurtenant to the Premises, the rights to use in common with others entitled thereto, the Common Property as defined in
Section 2 of the Prime Lease which definition includes: (a) the common facilities in or serving the Building including common area rest rooms, common walkways, driveways, ramps, loading dock(s) and stairways; (b) Parking Spaces; and (c) any other common areas which may be added or deleted from time to time.

2.3.2 Sublessor agrees to waive any requirements set forth in Section 30 of the Prime Lease and to obtain waivers and consents from all necessary parties in order to allow Sublessee to place Sublessee's identification sign on the northwest side of the exterior building on or after October 23, 1995. Sublessor shall be responsible for the cost of removing the existing "Interleaf" sign.

2.3.3 Sublessee's identification sign shall be subject to Prime Lessor's approval as to design, shall identify "Parametric Technology" as a tenant in the Building, shall have lettering of no greater height, width or spacing than, and the same type and intensity of lighting as, the existing sign of the Sublessor, and shall be subject to all applicable federal, state and municipal laws and regulations. Sublessee shall be responsible for all costs and expenses associated with the erection and maintenance of Sublessee's sign.

2.3.4 In the event that Sublessor sublets additional space to Sublessee during the term of this Sublease which when taken in the aggregate would be greater than 75% of the space currently rented by Prime Lessor to Sublessor, Sublessor shall grant to Sublessee its right to signage on the North side of the Building all as set forth in Section 2.3.2 and in accordance with Section 2.3.3 above.

2.4  CONDITION OF PREMISES

2.4.1 Sublessor hereby represents and warrants that the Premises is in full compliance to the best of its knowledge with all local, municipal, state, federal or other governmental agencies and National Board of Fire Underwriters rules, ordinances, regulations and laws. Sublessor makes no other representation or warranty with respect to the Premises. Sublessor agrees to assign to Sublessee any applicable warranty given to Sublessor by any third party in connection with all Tenant's Work.

                                                                         9/15/95

2.4.2 Sublessee is satisfied with the present condition of the Premises and accepts the Premises "as is" as of the date hereof and without obligation of any kind on Sublessor to make any repairs or improvements thereto EXCEPT FOR Sublessor's limited representation in Section 2.4.1 above.

2.5  HAZARDOUS MATERIALS

     Sublessor shall indemnify, defend and hold harmless Sublessee, its officers, directors, partners, trustees, employees and shareholders from and against any damage, loss, expense (including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action, complaint, audit, investigation or proceeding) arising out of or resulting from any breach of Section 9(F) by Sublessor of the Prime Lease.


                                   ARTICLE III

                                TERM OF SUBLEASE

3.1  TERM

     The Term of this Sublease shall be for the periods specified in Section 1.1 as the Sublease Term(s), unless earlier terminated as provided below. The Sublease Term(s) shall commence on the Access Commencement Dates set forth in
Section 1.1 hereof.


                                   ARTICLE IV

      USE; COMPLIANCE WITH LAW; DAMAGE; NUISANCE; ASSIGNMENT AND SUBLETTING

4.1  PERMITTED USE

     Sublessee agrees that the Premises shall be used and occupied for the permitted uses specified in Section 1.1 only. Sublessee shall, at its expense, obtain any and all licenses and permits necessary for its use of the Premises.

4.2  COMPLIANCE WITH LAW

     Sublessee shall comply with all present and future laws, regulations, permits, orders and conditions of any special permits or other governmental approvals (collectively, "laws") applicable to Sublessee or Sublessee's particular use or manner of use of the Premises from time to time. Sublessee shall procure all appropriate approvals, licenses and permits applicable to Sublessee or Sublessee's particular use or manner of use of the Premises, in each case promptly giving Sublessor and Prime Lessor true and complete copies of the same and all applications therefor. Sublessee shall also keep the Premises equipped with appropriate safety appliances and comply with all requirements of insurance inspection or rating bureaus. Compliance with a law may be deferred so long as Sublessee is diligently contesting the validity or applicability of such law in good faith and

                                                                         9/15/95

based on counsel's written advice that such contest is more likely than not to succeed and so long as non-compliance will not result in a lien, charge or liability against Sublessor or Prime Lessor or their respective interests or cause a default by Sublessor under the Prime Lease.

4.3  ASSIGNMENT AND SUBLETTING

     Neither Sublessee nor any other person having an interest in the possession, use, occupancy or utilization of space in the Premises will enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the portion of the Premises subleased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales).


                                    ARTICLE V

                             RENT AND OTHER CHARGES

5.1  RENT

     Sublessee shall pay rent ("Rent") to Sublessor on the Rent Commencement Dates and thereafter monthly, in advance, on the first day of each calendar month during the term hereof, in a sum equal to one-twelfth (1/12th) of the Annual Fixed Rent specified in Section 1.1. Sublessee shall pay Rent on a pro-rata basis for any partial calendar month during the Sublease Term(s). All payments of Rent are to be made to Sublessor at Sublessor's mailing address specified in Section 1.1 or at such other places as Sublessor may from time to time designate in writing in accordance with the notice provisions hereof. All Rent due under this Sublease shall be made without demand, offset or deduction.


                                   ARTICLE VI

                      REAL ESTATE TAXES AND OPERATING COSTS

6.1  SUBLESSEE'S SHARE OF TAXES

     Pursuant to Section 5 of the Prime Lease, Sublessor is obligated to pay to Prime Lessor "Tax Excess" (as defined therein) based on Tenant's Tax Base Year Amount, which is the amount of aggregate Taxes (as therein defined) for Fiscal Year 1992 and based on Tenant's Tax Percentage (as defined therein) ("Sublessor's Taxes"). "Sublessee's Taxes" shall be calculated in the same manner as Sublessor's Taxes in accordance with Section 5 of the Prime Lease, substituting aggregate Taxes for Fiscal Year 1995 as Sublessee's Tax Base Year Amount and calculating Sublessee's Tax Percentage on the Rentable Square Feet of the Premises then leased by Sublessee from Sublessor as of the first day of the applicable tax year.

                                                                         9/15/95

     Sublessee shall pay to Sublessor in monthly installments, within 15 days of a written invoice therefor, one-twelfth (1/12) of Sublessee's Taxes. Such written invoice shall be accompanied by the copy of the tax bill(s) and statement(s) which are provided by Prime Lessor under Section 5(B)(1) of the Prime Lease to the Sublessor. If the total of such monthly remittances is greater than the Sublessee's Taxes for the next succeeding Fiscal Tax Year, Sublessee may credit the excess against the next installment of Sublessee's Taxes due to Sublessor under this Sublease, and if the total of such remittances is less than the Sublessee's Taxes for the next succeeding Fiscal Tax Year, Sublessee shall pay the difference to Sublessor at the Time of payment by Sublessee of its next monthly installment of Sublessee's Taxes.

     Sublessor and Sublessee further agree that any such amount of the Taxes which relate to any period, part of which does not fall within the term of this Sublease, shall be prorated between Sublessor and Sublessee so that Sublessee shall be responsible for only that portion of the Taxes that is ratably allocable to the part of such period that falls within the term of this Sublease.

     Upon or after default by Sublessor under the Prime Lease not cured within applicable cure periods, if any payments made by Sublessee on account of Sublessee's Taxes directly to Prime Lessor shall be deemed to have been paid to or for the benefit of Sublessor hereunder. Simultaneously with its direct payment on account of Taxes to Prime Lessor, Sublessee shall provide Sublessor with a copy of such payments.


6.2  SUBLESSEE'S SHARE OF OPERATING EXPENSES

     Pursuant to Section 6 of the Prime Lease, Sublessor is obligated to pay to Prime Lessor, Operating Cost Excess (as defined therein) based on the aggregate Operating Costs for Calendar Year 1991 as the Operating Cost Base Year Amount and based on Tenant's Operating Cost Percentage (as defined therein) ("Sublessor's Operating Costs"). "Sublessee's Operating Costs" shall be calculated in the same manner as Sublessor's Operating Costs, in accordance with
Section 6 of the Prime Lease, substituting aggregate Operating Costs for Calendar Year 1994 as the Sublessee's Operating Cost Base Year Amount and calculating Sublessee's Operating Cost Percentage based on the Rentable Square Feet of the Premises then leased by Sublessee from Sublessor as of the first day of each applicable Operating Cost Year.

     Sublessee shall pay to Sublessor, in monthly installments, on or before the first day of each calendar month, in the same manner the payments of Annual Fixed Rent are to be made, one-twelfth (1/12) of the Sublessee's Operating Costs. At the end of each calendar year, if the total of monthly remittances by Sublessee is greater than the actual Sublessee's Operating Costs for such calendar year, Sublessee may credit any excess against the next installment due to the Sublessor, and if the total of monthly remittances by Sublessee is less than the actual Operating Costs for such year, then Sublessee shall pay the difference to Sublessor at the time the next monthly installment of Sublessee's Operating Costs is due hereunder.

     Sublessor and Sublessee further agree that any such amount or account of Sublessee's Operating Costs which relates to a period, part of which does not fall within the term of this Sublease, shall be prorated between Sublessor and Sublessee so that Sublessee shall be responsible

                                                                         9/15/95


for only that portion of Operating Costs that is ratably allocable to the part of such period that falls within the term of this Sublease.

     Upon or after default by the Sublessor under the Prime Lease, not cured within applicable cure periods, if any, any payments made by Sublessee on account of Sublessee's Operating Costs so paid directly to Prime Lessor shall be deemed to have been paid to or for the benefit of Sublessor hereunder. Simultaneously with its direct payment on account of Sublessee's Operating Costs, Sublessee shall provide Sublessor with a copy of such payment.

6.3  UTILITY COSTS

     Sublessee shall be responsible for paying for all electricity and all other utilities that are separately metered or submetered for the Premises; such utility payments shall be made directly by Sublessee to the Sublessor.
Sublessor shall have the same rights and remedies for the nonpayment by Sublessee of such utility costs that Sublessor has under this Sublease for failure of Sublessee to pay Rent.

6.4  RIGHT TO NOTICE; RIGHT TO AUDIT

6.4.1 Sublessor agrees to provide to Sublessee copies of all notices, statements of account or invoices with respect to Taxes and/or Operating Costs.

6.4.2 In the event that Sublessor does not exercise its right to review and/or audit Operating Costs as set forth in the Prime Lease, Sublessee shall have the right to request that Sublessor, at Sublessee's reasonable cost and expense, review and/or audit such Operating Costs in the name of the Sublessor.


                                   ARTICLE VII


                               SUBLESSOR'S SYSTEMS


7.1  SUBLESSOR'S SYSTEMS

     Sublessee acknowledges and affirms that certain systems exist within the Premises that are necessary for the continued operation of the Sublessor's business. Such systems include, without limitation, voice and data communication wiring connecting the third floor and the first floor and water filtration equipment located on the sixth floor in the building management janitorial closet as indicated on the attached Exhibit E (hereinafter "Systems").

     Sublessee agrees to use its best efforts not to modify or disturb the Systems and to notify Sublessor in writing 24 hours in advance of any work to be performed in the area of the Systems. Sublessee further agrees to allow Sublessor reasonable access from time to time as set forth above to monitor and maintain the Systems. In the event that Sublessee were to be responsible

                                                                         9/15/95

for any damage to the Systems due to its, its agents', its employees', or its contractor's negligence, Sublessee shall repair the same at its reasonable cost and expense.

                                  ARTICLE VIII

                             INDEMNITY AND INSURANCE

8.1  INDEMNITY

8.1.1 Sublessee shall be solely responsible for and has the risk of loss of or damage to any property owned by Sublessee, its employees and any subcontractor it uses in the Leased Premises.

8.1.2 Except as otherwise provided herein, each party shall defend, indemnify and hold harmless the other party, its employees, agents, subcontractors and co-ventures, against any direct loss, damage, claim, suit, liability, judgment and expense (including reasonable attorney's fees and other costs of litigation) resulting from negligence of such party arising out of or in connection with the implementation of the Sublease, including but not limited to injury, or death of any persons or damage to or loss of any property.

     Each party shall give the other party prompt notice of each claim or suit which is or may be within this indemnity. Each party shall have the right to defend any such claim or suit. Each party shall extend reasonable co-operation to the other party at the other party's cost in the defense of any such claim or suit. Neither party shall settle such claim or suit without the prior consent of the other party, which consent shall not be unreasonably withheld.

8.1.3 Neither party shall be liable to the other party for any loss or damage incurred by the other party's employees and/or agents in connection with the implementation of the Sublease, unless and to the extent that such loss or damage was caused by the willful misconduct or gross negligence of the other party. For the purpose of this Article ``willful misconduct or gross negligence'' means an act or omission not justifiable by any special circumstances and done with the intent to cause the loss or damage, or recklessly and with the knowledge that the loss or damage would probably result.


8.1.4 Notwithstanding anything to the contrary contained in this Sublease, neither party shall be liable to the other party for any loss of production or profit or any other indirect, consequential, special, or incidental damages. A certificate of such insurance will be provided to Sublessor upon Sublessor's request.

8.2  SUBLESSEE'S LIABILITY INSURANCE

     Sublessee agrees to maintain in full force and effect from the date upon which Sublessee first enters the Premises for any reason, until the date Sublessee surrenders occupancy of the entire Premises, a policy of comprehensive general public liability and property damage insurance under which Prime Lessor, Sublessor (and such other persons as are in privity of estate with Prime Lessor and Sublessor as may be set out in a notice to Sublessee from time to time),

                                                                         9/15/95

and Sublessee are named as insureds, and under which the insurer agrees to indemnify and hold Prime Lessor, Sublessor, and those in privity of estate with Prime Lessor and Sublessor, harmless from and against all direct cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages occurring in or about the Premises in the broadest form of such coverage from time to time available in Massachusetts. Each such policy shall be non-cancelable and shall not be amended or changed with respect to Prime Lessor, Sublessor, and their designees without ten (10) days' prior written notice to said parties. The minimum amounts of liability of such liability insurance shall be not less than a combined single limit of five million dollars ($5,000,000) per occurrence and which, from time to time hereafter, shall be no less than such higher amounts, if procurable, as may be reasonably required by Prime Lessor under Section 9(H) of the Prime Lease.

8.3  INSURANCE POLICIES

     All required insurance policies shall be obtained from responsible companies qualified to do business in Massachusetts and in good standing therein and shall be in a form and from a company reasonably satisfactory to Sublessor and Prime Lessor. Sublessee shall furnish to Sublessor, and Prime Lessor, prior to the commencement of the Sublease Term(s) and at least ten (10) days prior to the expiration of each policy, all policies of insurance or renewal policies or certificates of insurance, as may be required hereunder.


                                   ARTICLE IX

                                     DEFAULT

9.1  "EVENT OF DEFAULT" DEFINED

     Any one or more of the following events shall constitute an "Event of Default" by Sublessee:

     (a) Failure to pay Rent or other charges when due within 10 days after receipt of written notice thereof.

     (b) Failure by Sublessee to cure, upon the delivery by Sublessor of a default notice, any non-monetary default hereunder or under the Prime Lease, within 30 days of the date of the default notice.

9.2  REMEDIES

     Upon the occurrence and continuance of an Event of Default, Sublessor, upon notice to Sublessee, may do any one or more of the following:

     (a) Sublessor may exercise any of the Prime Lessor's rights under Section 13 of the Prime Lease.

                                                                         9/15/95

     (b) Sublessor may exercise any other legal or equitable right or remedy which it may have, including, without limitation, the rights and remedies set forth in Sections 14(A).of the Prime Lease.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

10.1 WAIVER

     Failure on the part of either party to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be deemed to be a waiver by such party of any of its rights hereunder. Further, it is agreed that no waiver of any of the provisions hereof by either party shall be construed as a waiver of any of the other provisions hereof and that a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent to or approval of any action by either party requiring such consent or approval shall not be deemed to waive or render unnecessary such consent to or approval of any subsequent similar act by such party.

10.2  YIELD UP

     In the event the Sublessee elects not to exercise its rights under an Agreement with the Prime Lessor of even date at the termination of the Sublease Terms, Sublessee and all persons claiming through Sublessee shall without the necessity of notice, surrender the Premises and all keys (or lock combinations) to the Premises; and shall remove all trade fixtures and personal property whether or not bolted or otherwise attached, and all of Sublessee's signs wherever located. Any property not so removed shall be deemed abandoned, shall at once become the property of Sublessor (or Prime Lessor, as the case may be) and may be disposed of in such manner as Sublessor (or Prime Lessor, as the case may be) shall see fit upon five days notice to Sublessee (which notice may be given in accordance with the terms of this Sublease and Sublessee agrees that notice so given, notwithstanding that the Term of this Sublease has terminated and/or that Sublessee has abandoned or vacated the Premises, shall satisfy such notice requirements); and Sublessee shall pay the cost of such removal and disposal to Sublessor (or Prime Lessor, as the case may be) upon demand.

10.3 INVALIDITY OF PARTICULAR PROVISIONS

     If any term or provision of this Sublease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Sublease shall be valid and be enforced to the fullest extent permitted by law.


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10.4 REAL ESTATE ADVISOR

     Sublessee represents and warrants that it has not directly or indirectly dealt, with respect to the Premises with any real estate advisor other than McCall & Almy and Meredith & Grew (the "Advisors"), whose fees shall be paid by Sublessor. Sublessee shall save harmless and indemnify Sublessor against any claims by anyone other than the Advisors with whom it has so dealt or by whom its attention was called to the Premises for a commission or fee arising out of the execution and delivery of this Sublease or out of negotiations between Sublessor and Sublessee with respect to the Premises.

10.5 WHEN SUBLEASE BECOMES BINDING

     Employees or agents of Sublessor have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Sublessor and Sublessee.

10.6 PROVISIONS BINDING, ETC.

     Except as herein otherwise expressly provided, the terms hereof shall be binding upon and shall inure to the benefit of the heirs, legal representatives, successors and assigns, respectively, of Sublessor and Sublessee. Each term and each provision of this Sublease to be performed by Sublessee shall be construed to be both a covenant and a condition. The reference contained to the successors and assigns of Sublessee is not intended to constitute a consent to assignment by Sublessee, but has reference only to those instances in which Sublessor shall have given its consent to a particular assignment if such consent is required by the provisions of this Sublease. The persons executing this Sublease on behalf of each party warrant that each party is duly organized under the laws of The Commonwealth of Massachusetts and such persons are authorized to execute and deliver this Sublease on behalf of the Sublessor and the Sublessee respectfully.

10.7 NO RECORDING

     Sublessee agrees not to record this Sublease, but the parties agree to execute and deliver a non-recordable instrument in form and substance reasonably satisfactory to both parties and any lenders or financial institutions extending credit to either party.

10.8 NOTICES

     Whenever by the terms of this Sublease notice, demand or other communication shall or may be given, either to Sublessor or to Sublessee, the same shall be adequately given if in writing and delivered by hand or sent by registered or certified mail, postage prepaid or by a nationally recognized overnight courier. All such notices shall be deemed delivered upon the earlier to occur of (a) the date when actually received or refused by the other party;
(b) the third business


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                                                                         9/15/95


day after deposit in the United States mail; (c) the next business day after delivery to a recognized overnight delivery service;

     If intended for Sublessor, addressed to it at the mailing address set forth on the first page of this Sublease (or to such other address or addresses as may from time to time hereafter be designated by Sublessor by like notice).

If intended for Sublessee, addressed to:

     Parametric Technology Corporation
     128 Technology Drive
     Waltham, Massachusetts  02154
     Att:  Rosemary Spurway

with a copy to:

     Parametric Technology Corporation
     128 Technology Drive
     Waltham, Massachusetts  02154
     Att:  Martha L. Durcan, Corporate Counsel

If intended for the Prime Lessor, addressed to:

     Prospect Hill Executive Office Park
     c/o  The Nelson Companies
     100 Fifth Avenue
     Waltham, MA  02154
     Att:  Douglas G. Waybright

     with a copy to:

     Emily A. Maitin, Esq.
     c/o The Nelson Companies, Ltd.
     100 Fifth Avenue
     Waltham, MA  02154

(or to such other address or addresses as may from time to time hereafter be designated by Sublessee or Prime Lessor by like notice).

10.9 PARAGRAPH HEADINGS

     The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify, or aid in the interpretation, construction, or meaning of the provisions of this Sublease.


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                                                                         9/15/95


10.10 INTEGRATION; AMENDMENT

     This Sublease together with all the Exhibits attached hereto supercedes all other agreements or memoranda written or oral between the parties and cannot be modified or altered except by written agreement signed by both Sublessor and Sublessee.

10.11  RIGHT OF FIRST OFFER

10.11.1 Sublessor assigns to Sublessee all of its right, title, and interest, to Sublessor's rights under Section 31 of the Prime Lease.

10.11.2 Sublessor additionally agrees to offer first to Sublessee any and all space in the Building currently occupied by Sublessor on the following terms:
(a) the first (1st) floor Sublessor space at a rental rate equal to 85% of the market rate (such market rate to be equal to the market rate of the other space offered pursuant to the option set forth in this Subsection on the terms and conditions set forth in this Sublease) prior to offering any such space to anyone and (b) at 95% of the market rate on an "as-is" basis for all other space. For the purposes of this Sublease, "market rate" shall mean the prevailing rents for comparable rental property in the Route 128 area in effect as of the commencement of the proposed term, including, without limitation, consideration of the then current allowances for tenant improvements and other concessions granted by landlords, as determined by Sublessor. The termination date for any space taken pursuant to this Subsection shall be co-terminus with Sublessee's Sublease term.

     If Sublessor and Sublessee cannot agree upon the market rate, then the determination as to market rate shall, upon election of either the Sublessor or the Sublessee, be submitted to arbitration, as follows: market rate shall be determined by impartial arbitrators, one to be chosen by the Sublessor, one to be chosen by Sublessee and one to be selected if necessary, as below provided. The unanimous written decision of the two first chosen (without the selection and participation of the third arbitrator) or otherwise the average of the amount determined by each of the three arbitrators chosen and selected as aforesaid, shall be conclusive and binding upon Sublessor and Sublessee. Sublessor and Sublessee shall each notify the other of its chosen arbitrator within ten (10) days following the call for arbitration and, unless such two arbitrators shall have reached a unanimous decision within thirty days after their designation, they shall so notify the Boston Office of the American Arbitration Association and request an impartial third arbitrator (who shall be an impartial real estate appraiser dealing with commercial properties) to determine the market rate applicable to the option space. Such third arbitrator and the first two chosen arbitrators shall render their decision within thirty days of the appointment of the third arbitrator. The decision of the panel shall be final and binding as to market rate. Sublessor and Sublessee shall divide equally all expenses of the arbitrators and arbitration.

     If the market rate has not been established before the commencement of Sublessee's obligation to pay rent based upon such market rate, Sublessee shall pay rent under the lease based upon the market rate designated by Sublessor, less ten percent (10%), until either (1) agreement of the parties as to the market rate or (2) decision of the arbitrators, as the case may be, at which time


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                                                                         9/15/95

Sublessee shall pay any underpayment of rent to Sublessor, or Sublessor shall refund any overpayment of rent to Sublessee.

     Sublessee shall have a period of ten (10) business days from the receipt of such written notice of offer to exercise said right by providing written notice to Sublessor of its exercise. In the event Sublessee does not exercise such right, Sublessee's right of first offer as to other space shall not be affected. Should Sublessee elect to exercise any right to additional space the parties will enter into an amendment to this Sublease within 60 days after such election.





REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK


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                                                                         9/15/95

     EXECUTED in any number of counterpart copies, each of which counterpart copies shall be an original for all purposes, as of the day and year first above written.


                              Sublessor:     Interleaf, Inc.

                                             By /s/ G. Gordon Mc Lange
                                                ------------------------------
                                                Name:   G. Gordon Mc Lange
                                                Title:  Ex. V.P., C.F.O.

                              Sublessee:     Parametric Technology Corporation

                                             By /s/ C. Richard Harrison
                                                ------------------------------
                                                Name:   C. Richard Harrison
                                                Title:  President and Chief
                                                        Operating Officer